EXHIBIT 24.4




                          L. P. MARTIN & COMPANY, P.C.
                               4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                               PHONE: 804-346-2626
                                FAX: 804-346-9311

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street

Richmond, Virginia 23219

We hereby consent to the incorporation by reference of the following reports prepared by us in a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.:

         The following reports pertaining to properties acquired by Cornerstone Realty Inome Trust, Inc.: (1) our report dated February 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Point Apartments for the twelve-month period ended December 31, 1997, (2) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Pointe Apartments for the twelve-month period ended February 28, 1998, (3) our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll Apartments for the twelve-month period ended February 28, 1998, (4) our report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve-month period ended April 30, 1998, (5) our report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve-month period ended May 31, 1998, and (6) our report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve-month period ended September 30, 1998.

         The following reports pertaining to properties acquired by Apple Residential Income Trust, Inc.: (1) our report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve-month period ended December 31, 1997, (2) our report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve-month period ended December 31, 1997, (3) our report dated April 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments for the twelve-month period ended February 28, 1998, (4) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve-month period ended March 31, 1998, (5) our report dated July 16, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments for the twelve-month period ended May 31, 1998, (6) our report dated July 17, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments for the twelve-month period ended May 31, 1998, (7) our report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood


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Crossing  Apartments  for the  twelve-month  period ended May 31, 1998,  (8) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments for the twelve-month period ended March 31, 1998, (9) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments for the twelve-month period ended March 31, 1998, (10) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments for the twelve-month period ended March 31, 1998, (11) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed
future  operations  of  the  property  Hayden's  Crossing   Apartments  for  the
twelve-month period ended March 31, 1998, (12) our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments for the twelve-month period ended March 31, 1998, (13) our report dated July 15, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments for the twelve-month period ended June 30, 1998, (14) our report dated December 22, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Burney Oaks Apartments for the twelve-month period ended September 30, 1998, (15) our report dated November 23, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brandywine Park Apartments for the twelve-month period ended September 30, 1998, (16) our report dated January 21, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Courts on Pear Ridge Apartments for the twelve-month period ended October 31, 1998, (17) our report dated January 22, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sierra Ridge Apartments for the twelve-month period dated December 15, 1998 and (18) our report dated February 23, 1999 with respect to the statement of income and direct operating expenses not comparable to the proposed future operations of the property Grayson Square Apartments for the twelve-month period ended December 31, 1998.


                                                     /s/ L.P. Martin & Co., P.C.

Richmond, Virginia
October 14, 1999